Exhibit 5.1

April 4, 2018

GrafTech International Ltd.

982 Keynote Circle

Brooklyn Heights, Ohio 44131

Ladies and Gentlemen:

We have acted as special counsel to GrafTech International Ltd., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement of the Company on Form S-1 (No. 333-223791) filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (the “Registration Statement”).  The Registration Statement relates to the registration of the sale by BCP IV GrafTech Holdings LP (the “Selling Stockholder”), a Delaware limited partnership, of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, including the additional shares of the Common Stock that may be sold by the Selling Stockholder upon the exercise of the option of the underwriters  (the “Underwriters”) to purchase additional shares of Common Stock pursuant to the underwriting agreement (the “Underwriting Agreement”) between the Company, the Underwriters and the Selling Stockholder  (collectively, the “Shares”).  In this connection, you have requested our opinions as to certain matters arising under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

For the purpose of rendering our opinions as expressed herein, we have been furnished and have reviewed the following documents:

(i)                                     the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on April 26, 2010, as amended by the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on November 29, 2010, the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on November 29, 2010, the Certificate of Designations of the Series B Convertible Preferred Stock of the Company, as filed with the Secretary of State on August 11, 2015, the Certificate of Designations of the Series A Convertible Preferred Stock of the Company, as filed with the Secretary of State on August 11, 2015, the Certificate of Merger, as filed with the Secretary of State on August 17, 2015, the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on August 18, 2015, and the Certificate of Change of Registered Agent and of Registered Office, as filed with the Secretary of State on August 12, 2016;

(ii)                                  the form of Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State prior to the sale of the Shares as contemplated by the Registration Statement (the “Restated Certificate”);

(iii)                               the bylaws of the Company;

(iv)                              the Certificate of Incorporation of Athena Acquisition Subsidiary, Inc. (“Acquisition Subsidiary”), as filed with the Secretary of State on May 7, 2015;

(v)                                 the bylaws of Acquisition Subsidiary;

(vi)                              the Agreement and Plan of Merger, dated as of May 17, 2015 (the “Merger Agreement”), by and among the Selling Stockholder, Acquisition Subsidiary, and the Company;

(vii)                           the Registration Statement;

(viii)                        a certificate of an officer of the Company (including the resolutions of the board of directors of the Company, the resolutions of the board of directors and of the sole stockholder of Acquisition Subsidiary and the other documents and materials attached thereto and certified therein), dated on or about the date hereof, as to certain matters; and

(ix)                              a certificate of the Secretary of State, dated on or about the date hereof, as to the good standing of the Company.

With respect to the foregoing documents, we have assumed:  (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions as expressed herein; and (e) all documents submitted to us as forms will be duly completed in a manner consistent with the opinions stated herein.  We have not reviewed any document other than the documents listed above for purposes of rendering our opinions as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein.  In addition, we have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.  Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues.  The Company employs other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinions as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that, upon the effectiveness of the filing of the Restated Certificate, and subject thereto, the Shares will be duly authorized for issuance by the Company and validly issued, fully paid and non-assessable shares of Common Stock under the General Corporation Law.

The foregoing opinions are subject to the following exceptions, limitations and qualifications:

A.                                    We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction.  The foregoing opinions are limited to the General Corporation Law as currently in effect, and we have not considered and express no opinion on the effect of any other laws or the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

B.                                    Our opinions set forth above do not encompass (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws  affecting  creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws); or (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

We consent to your filing this opinion as an exhibit to the Registration Statement and to reference our firm in the Registration Statement or related prospectus under the heading “Legal Matters.”  In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JMZ/RBG/TDA